Exhibit No. 10.2

Schedule Prepared in Accordance with Instruction 2

to Item 601 of Regulation S-K

The Alternative Warrants are substantially identical in all material respects except as to the warrantholder, the number of shares and the inclusion or exclusion of Section 3(c).

Warrantholder	Number of shares	Inclusion of section 3(c)

14159, L.P.	4,669	Yes
Baker Biotech Fund II (Z), L.P.	2,233	Yes
Baker Biotech Fund III, L.P.	62,540	Yes
Baker Biotech Fund III (Z), L.P.	10,861	Yes
Baker Bros. Investments II, L.P.	1,707	Yes
Biotechnology Value Fund, L.P.	13,777	Yes
Biotechnology Value Fund II, L.P.	9,423	Yes
BVF Investments, L.L.C.	34,163	Yes
Investment 10, L.L.C.	4,145	Yes
Fort Mason Master, L.P.	57,763	No
Fort Mason Partners, L.P.	3,745	No
Capital Ventures International	41,005	Yes
Merlin BioMed Long Term Appreciation, LP	7,176	Yes
Merlin BioMed Offshore Master Fund	13,326	Yes
Special Situations Cayman Fund, L.P.	14,351	No
Special Situations Fund III, L.P.	4,100	No
Special Situations Fund III QP, L.P.	49,209	No
Special Situations Life Sciences Fund, L.P.	14,351	No
Special Situations Private Equity Fund, L.P.	20,502	No
IRA FBO Chung W. Kong DB Securities Inc. Custodian Roth Conversion Account	410	Yes
IRA FBO Chang L. Kong DB Securities Inc. Custodian Roth Conversion Account	410	Yes

Tang Capital Partners, LP	69,915	Yes
Kevin C. Tang as Custodian for Julian Kong Tang Under the CA Transfer to Minors Act	1,435	Yes
Kevin C. Tang as Custodian for Justin Lee Tang Under the CA Transfer to Minors Act	2,050	Yes
Kevin C. Tang as Custodian for Noa Young Tang Under the CA Transfer to Minors Act	615	Yes
Kevin Tang and Haeyoung Tang Trustees The Tang Family Trust Dated 8-27-02	6,150	Yes
IRA FBO Kevin Tang DB Securities Inc. Custodian Rollover Account	1,025	Yes
Versant Capital Management LLC	30,754	Yes
Xmark JV Investment Partners, LLC	20,503	Yes
Xmark Opportunity Fund, L.P.	9,226	Yes
Xmark Opportunity Fund, Ltd.	11,276	Yes

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K) OF THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT BECOMES EXERCISABLE ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN SECTION 3(B) HEREOF AND SHALL BE VOID AFTER THE EARLIER TO OCCUR OF (I) 5:00 P.M. EASTERN TIME ON THE FIFTH ANNIVERSARY (THE “EXPIRATION DATE”) OF THE DATE OF ISSUANCE OF THIS WARRANT (THE “DATE OF ISSUANCE”) OR (II) THE TERMINATION OF THIS WARRANT IN ACCORDANCE WITH SECTION 3(B) HEREOF.

No. AW-

TAPESTRY PHARMACEUTICALS, INC.

WARRANT TO PURCHASE [        ] SHARES OF

COMMON STOCK, PAR VALUE $0.0075 PER SHARE

For VALUE RECEIVED, [             ] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Tapestry Pharmaceuticals, Inc., a Delaware corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $0.01 (the “Warrant Price”), [          ] shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.0075 per share (“Common Stock”).  The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein.

Section 1.               Registration.  The Company shall maintain books for the transfer and registration of this Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Warrantholder.

Section 2.               Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, within five calendar days following the surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the transferor to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new

Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company within such five calendar day period; provided that the Company shall advise the Warrantholder in writing of any and all documentation (including the form and substance of any instruction for transfer) that the Company requires to effectuate such transfer within five calendar days of receipt by the Company of a written request by the Warrantholder with respect thereto.

Section 3.               Exercise of Warrant.

(a)           Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time following the occurrence of a Trigger Event (as defined below), if one shall occur, and prior to its expiration upon surrender of this Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.  Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of that certain Purchase Agreement, dated as of February 2, 2006 (the “Purchase Agreement”), by and among the Company and the Investors named therein, are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

(b)           Notwithstanding anything to the contrary contained herein, this Warrant shall become exercisable only if one of the events specified in the following clauses (i) through (iv) (each a “Trigger Event”) occurs: (i) the stockholders of the Company fail to approve the Proposal at the Stockholders Meeting (each as defined in the Purchase Agreement), (ii) the Company terminates its obligations to effect the Closing (as defined in the Purchase Agreement) pursuant to Section 6.3 of the Purchase Agreement and the Company has received an Alternative Investment (as defined in the Purchase Agreement) proposal prior to such time which has not been withdrawn, (iii) the Company enters into an agreement governing the consummation of an Alternative Investment with any Person or group of Persons other than one or more of the Investors (each as defined in the Purchase Agreement), as contemplated by Section 7.13(c) of the Purchase Agreement, prior to the termination of the Purchase Agreement in accordance with Section 6.3 (other than Section 6.3(a)(iv)) thereof, or (iv) the Stockholders Meeting shall not have occurred prior to the Stockholders Meeting Deadline (as defined in the Purchase Agreement) and the Company shall have breached its obligations under Section 7.9 of the Purchase Agreement; provided, however, that notwithstanding any other provision herein, if the initial Warrantholder is a non-Electing Investor (as defined in the Purchase Agreement), then this Warrant shall become exercisable immediately upon the Company consummating the transactions contemplated by a Counter Proposal (as defined in the Purchase Agreement) and the Purchase Agreement is terminated pursuant to Section 6.3 thereof; it being understood that if the initial Warrantholder participates in a Counter Proposal, then this Warrant shall not become exercisable and shall terminate and be of no further force and effect on the date of the Company consummating the transactions contemplated by a Counter Proposal.  In the event that a Trigger Event has not occurred prior to or in connection with the termination of the Purchase Agreement (in whole or with respect to any particular Investor) or the Closing shall occur, then this Warrant shall terminate and be of no further force and effect.

[(c)          Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons (each as defined in the Purchase Agreement) whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of an Exercise Agreement hereunder will constitute an Exercise Agreement for the lesser of (i) the full number of Warrant Shares requested in such Exercise Agreement or (ii) such number of Warrant Shares giving effect to the limitation set forth in the foregoing sentences.  The Company and the Warrantholder shall cooperate to determine the effect of the limitations set forth herein.  The Company’s right and obligation to issue shares of Common Stock in excess of the limitation referred to in this Section 3 shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided that, if, as of 5:00 p.m., Eastern time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate.  This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction of the type contemplated in Section 8(d) of this Warrant.

The restrictions set forth in this Section 3(c) may be waived by the Warrantholder upon not less than 61 days’ written notice to the Company.]

Section 4.               Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement (as defined below), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.               Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.               Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.               Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant.  The Company agrees that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.               Adjustments.  Subject and pursuant to the provisions of this Section 8, the number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)           Adjustment for Issue or Sale of Common Stock at Less than the Trigger Price.  Except as provided in Section 8(b) or 8(e) below, if and whenever on or after the Date of Issuance the Company shall issue or sell, or shall in accordance with subparagraphs 8(a)(1) to (8), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share of less than the Warrant Price (the “Trigger Price” and such transaction being called the “Triggering Transaction”), then forthwith upon such Triggering Transaction, the number of Warrant Shares shall, subject to subparagraphs (1) to (8) of this Section 8(a), be increased to the number of Warrant Shares (calculated to the nearest whole share of Common Stock) determined as follows:

W’ = W + [N – (T x N ÷ E)] x W ÷ [O + (T x N ÷ E)]

1 – {W ÷ [O + (T x N ÷ E)]}

Where:

O =                           the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Triggering Transaction.

E =                             the Warrant Price.

W =                       the number of Warrant Shares immediately prior to the Triggering Transaction.

N =                           the number of new shares of Common Stock issued in connection with the Triggering Transaction.

T =                            the aggregate consideration and deemed consideration paid per share of Common Stock issued or issuable as a result of the Triggering Transaction.

W’ =                   the adjusted number of Warrant Shares pursuant to this Section 8.

By way of example, if (i) the Company has 1,000,000 shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Triggering Transaction (O=1,000,000), (ii) the number of Warrant Shares immediately prior to the Triggering Transaction is 30,000 (W=30,000), (iii) the Warrant Price is $0.01 (E=$0.01), (iv) the price per share paid for the newly issued shares of Common Stock is $0.009 (T=$0.009) and (v) the number of new shares to be issued by the Company in connection with the Triggering Transaction is 100,000 (N=100,000), the adjusted number of Warrant Shares would be calculated as follows:

W’ = 30,000 + [100,000 – (0.009 x 100,000 ÷ 0.01)] x 30,000 ÷ [1,000,000 + (0.009x 100,000 ÷ 0.01)]= 30,283.09

1 – {30,000 ÷ [1,000,000 + (0.009 x 100,000 ÷ 0.01)]}

For purposes hereof, “on a fully diluted basis” shall mean, as of any date of determination, (a) all shares of Common Stock issued and outstanding on such date of determination; (b) all shares of Common Stock issuable upon conversion of any preferred stock of the Company (“Preferred Stock”), issued and outstanding on such date of determination; (c) shares of Common Stock reserved for issuance upon conversion of warrants to purchase shares of Common Stock issued prior to the date hereof, except to the extent that any of such shares have been issued and are counted pursuant to clause (a) above; and (d) all shares of Common Stock into which any Convertible Securities and Options outstanding on such date of determination (other than those set forth in clauses (b) and (c) above) are convertible or exercisable into.

For purposes of determining the number of Warrant Shares, the following subsections (1) to (8), inclusive, shall be applicable:

(1)         In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, the purchase price with respect to such Options shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2)         In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, the purchase price of such Convertible Securities shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities).

(3)         If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time, including by reason of provisions with respect thereto designed to protect against dilution, the number of Warrant Shares in effect at the time of such change shall forthwith be adjusted to the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities outstanding at the time of such adjustment provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)         In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(5)         In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company which will be provided in writing to the Warrantholder as soon as possible after the transaction.  In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be, which attribution will be provided in writing to the Warrantholder as soon as possible after the transaction.

(6)         The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 8(a).

(7)         In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(8)         For purposes of this Section 8(a), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(b)         Dividends Not Paid Out of Earnings or Earned Surplus.  In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as “Liquidating Dividends”), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason).  For the purposes of this Section 8(b), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

(c)           Subdivisions and Combinations.  In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the number of Warrant Shares in effect immediately prior to such subdivision or dividend shall be proportionately increased by the same ratio as the subdivision or dividend.  In case the Company shall at any time combine its outstanding Common Stock, the number of Warrant Shares in effect immediately prior to such combination shall be proportionately decreased by the same ratio as the combination.

(d)           Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Warrantholder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Warrant Price.  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Warrantholder at the last address of the Warrantholder appearing on the books of the Company, the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase.  If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Warrantholder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.  For purposes hereof the term “Affiliate” with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

(e)           No Adjustment for Exercise of Certain Options, Warrants, Etc.  The provisions of this Section 8 shall not apply to any Common Stock in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, except as otherwise contemplated by Schedule 7.4 to the Purchase Agreement (including with respect to the repricing of existing Options), (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Shares purchasable upon exercise of this Warrant pursuant to the other provisions of this Warrant), and (E) capital stock, Options or Convertible Securities issued to suppliers, vendors and service providers of and to the Company and its subsidiaries with an aggregate Market Price (determined as of the time of such issuance) not to exceed $250,000 in any fiscal year (collectively, “Excluded Issuances”).  “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder; provided, however, that if the Market Price is to be determined by the Company and the Warrantholder and the parties are unable to reach agreement after a reasonable period of time, the Market Price shall be determined by the Company’s Board of Directors in good faith rather than by an independent investment banking firm.

(f)            Grant, Issue or Sale of Options, Convertible Securities, or Rights.  If at any time or from time to time on or after the Date of Issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the number of Warrant Shares under Section 8(a) hereof, then the Warrantholder shall be entitled to acquire (within thirty (30) days after the later to occur of (i) the exercise of this Warrant and (ii) the earlier to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 12) and upon the terms applicable to such Purchase Rights either:

(1)           the aggregate Purchase Rights which the Warrantholder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Warrantholder as soon as possible after such exercise and it shall not be necessary for the Warrantholder specifically to request delivery of such rights; or

(2)           in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which the Warrantholder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

(g)           In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9.               Fractional Interest.  The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof.  If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction, calculated to the nearest one-hundredth (1/100) of a share, multiplied by the Market Price for the Common Stock, determined as of the date of exercise.

Section 10.             Extension of Expiration Date.  If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Alternative Warrants Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12-month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11.             Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.             Notices to Warrantholder.  Upon the happening of any event requiring an adjustment of number of Warrant Shares purchasable upon exercise of this Warrant, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted number of Warrant Shares purchasable upon exercise of this Warrant resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.             Identity of Transfer Agent.  The Transfer Agent for the Common Stock is American Stock Transfer and Trust Company.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.             Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

Attention:  Leonard Shaykin, Chairman and Chief Executive Officer

Fax:  (212) 319-2808

With a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention:  Michael Movsovich

Fax: (212) 446-6460

Section 15.             Registration Rights.  The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16.             Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17.             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18.             Call Provision.

(a)           Subject to the provisions of clauses (b) and (c) below, in the event that the closing bid price of a share of Common Stock as traded on Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.80 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least twenty (20) consecutive trading days during which the Registration Statement (as defined in the Registration Rights Agreement) has been effective (the “Trading Condition”), the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder within three (3) business days immediately following the end of such twenty (20) consecutive trading day period, may call this Warrant at a redemption price equal to $0.0075 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms and on a pro rata basis based on the aggregate number of shares of Common Stock then purchasable pursuant to such Company Warrants, (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby.  Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

(b)           In any three-month period, no more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued to a Warrantholder or (ii) the number of Warrants held by the Warrantholder, may be called by the Company and the Company may not call additional Warrants in any subsequent three-month period unless all the conditions specified in Section 18(a) are again met (including without limitation, the Trading Condition) at the time that any subsequent call notice is given.

(c)           In connection with any transfer or exchange of less than all of this Warrant, the transferring Warrantholder shall deliver to the Company an agreement or instrument executed by the transferring Warrantholder and the new Warrantholder allocating between them on whatever basis they may determine in their sole discretion any subsequent call of this Warrant by the Company, such that after giving effect to such transfer the Company shall have the right to call the same number of Warrants that it would have had if the transfer or exchange had not occurred.

Section 19.             Cashless Exercise.  Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Date of Issuance, the Warrantholder may elect to receive, without payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock having a fair market value equal to the Market Price of all shares of Common Stock that may then be purchased upon full exercise of this Warrant, less the aggregate exercise price for all such shares, or any specified portion thereof (including as contemplated by clause (b) below), by the surrender to the Company of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company; provided that such election may be made only, (a) for so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), or (b) at any other time, with respect to an aggregate number of Warrant Shares equal to up to, but not in excess of, 50% of the Warrant Shares (in aggregate together with all prior cashless exercises of a portion of this Warrant) initially issued to the initial Warrantholder pursuant to the Purchase Agreement.  Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

       A

where

X =          the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y =          the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A =         the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B =          the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 20.             No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 21.             Amendment; Waiver.  This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of  522,815 shares of Common Stock (collectively, the “Company Warrants”).  Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants; provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 22.             Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO ALTERNATIVE WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 3rd day of March, 2006.

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Leonard Shaykin
Name:	Leonard Shaykin
Title:	Chairman and Chief Executive Officer

[Signature of Warrantholder]

APPENDIX A

TAPESTRY PHARMACEUTICALS, INC.

WARRANT EXERCISE FORM

To: Tapestry Pharmaceuticals, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, 11,276 shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
	(electronically (provide DWAC Instructions:	), or
	(other (specify):	).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ,
Note: The signature must correspond with	Signature:
the name of the Warrantholder as written
on the first page of the Warrant in every
particular, without alteration or enlargement	Name (please print)
or any change whatever, unless the Warrant
has been assigned.

Address

Federal Identification or
Social Security No.

Assignee: